 Exhibit 99.1

Inphi Corporation Delivers Record Revenue and Earnings in Q1 2020

Strong Year-Over-Year Growth Driven by Cloud

SANTA CLARA, Calif., May 7, 2020 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its first quarter ended March 31, 2020.

GAAP Results

Revenue in the first quarter of 2020 was a record $139.4 million on a U.S. generally accepted accounting principles (GAAP) basis, up 69.6% year-over-year, compared with $82.2 million in the first quarter of 2019. The increase was due to higher demand for Cloud and Telecommunications products as well as the inclusion of eSilicon revenues as a result of the acquisition that closed on January 10, 2020.

Gross margin under GAAP in the first quarter of 2020 was 52.9%, compared with 57.9% in the first quarter of 2019. The decrease was mainly due to amortization of intangibles, step up value of inventories related to the eSilicon acquisition and product mix.

GAAP operating loss in the first quarter of 2020 was $16.3 million or (11.7%) of revenue, compared to GAAP operating loss in the first quarter of 2019 of $15.5 million or (18.8%) of revenue. The increase in operating loss was mainly due to higher operating expenses as a result of eSilicon acquisition, partially offset by higher gross profit.

GAAP net loss for the first quarter of 2020 was $20.3 million or ($0.44) per diluted common share, compared with $22.7 million or ($0.51) per diluted common share in the first quarter of 2019.

Inphi reports gross profit, operating expenses, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross profit, operating expenses, operating income, net income, earnings per share, as well as a description of the items excluded from the non-GAAP calculations is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin on a non-GAAP basis in the first quarter of 2020 was 64.2%, compared with 70.7% in the first quarter of 2019. The decrease was due to product mix, mainly from the sale of eSilicon products that have a lower margin.

Non-GAAP operating income in the first quarter of 2020 was $34.2 million, compared with non-GAAP operating income of $15.6 million in the first quarter of 2019. The increase is primarily due to higher gross profit and higher operating leverage.

Non-GAAP net income in the first quarter of 2020 was $31.5 million, or $0.62 per diluted common share. This compares with non-GAAP net income of $15.4 million, or $0.33 per diluted common share in the first quarter of 2019.

The Company spent approximately $215 million to acquire eSilicon on January 10. On April 24th, the Company also closed the sale of $506 million in 0.75% convertible senior notes due 2025. This effectively allows for the refinancing of the existing Convertible Notes totaling $517.5 million on the balance sheet which will become due in the next 7-15 months. Toward that end, approximately $99.5 million of the 2015 Convertible Notes were exchanged as of April 24 for notes in the new Convertible Note financing. The Company currently plans to use cash to retire the remaining principal of $130.5 million in the 2015 Convertible Notes due in December 2020 and $287.5 million of the 2016 Convertible Notes due in September 2021 when the notes become due.

“As the global health crisis continues to be a challenge, the demand for bandwidth remains solid, as detailed in our April 22 blog on Inphi’s website,” said Ford Tamer, President and CEO of Inphi Corporation.  “Prior to the crisis, we were already delivering on new product cycles for our cloud and telecom customers.  These included upgrades of data center, 5G, metro and long-haul networks to PAM and Coherent technologies, designed to increase available bandwidth.  Now, we believe the significant paradigm shifts brought on by ‘work from home’, electronic commerce, distance learning, streaming and other remote usage activities may result in further acceleration of bandwidth upgrades. While we remain cautiously optimistic for continued growth, we will also work to verify the sustainability of this new demand.”

Business Outlook

The following statements are based on the Company’s current expectations for the second quarter of 2020. Due to strong product cycles, among other factors in both Telecom and Cloud, we anticipate sequential organic revenue growth in the second quarter of 2020 compared to the first quarter of 2020. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and non-GAAP outlook is included at the end of this press release.

●	Revenue in Q2 2020 is expected to be in the range of $147.8 million to $152.0 million.
●	GAAP gross margin is expected to be approximately 51.6% to 53.9%.
●	Non-GAAP gross margin is expected to be approximately 63.5% to 65.5%.
●	Stock-based compensation expense is expected to be in the range of $26 million to $28 million.
●	GAAP net loss is expected to be in range between $15.0 million to $21. 5 million, or ($0.31) to ($0.45) per basic share, based on 47.8 million estimated weighted average basic shares outstanding.
●

Non-GAAP net income, excluding stock-based compensation expense, acquisition expenses, amortization of intangibles and inventory fair value step up related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $33.15 million to $36.35 million, or $0.62 to $0.68 per weighted average diluted share, based on 53.1 million estimated non-GAAP weighted average diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss the first quarter 2020 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 3452654. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at https://inphi.com/investors/ for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data -- fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2020, including with respect to the second quarter of 2020, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities, success of our growth strategy, strength of the cloud market, increasing demand in Q2 2020, growth inside data centers, customer relationships, the paradigm shift in remote usage activities, sustainability of demand, the Company’s expectations with respect to the repurchase of its outstanding convertible notes and the benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of target markets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; the ability to effectively integrate eSilicon and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in demand, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$139,430	$82,223
Cost of revenue	65,733	34,592
Gross margin	73,697	47,631
Operating expenses:
Research and development	62,693	44,399
Sales and marketing	14,909	11,879
General and administrative	12,392	6,833
Total operating expenses	89,994	63,111
Loss from operations	(16,297)	(15,480)
Interest expense, net of other income	(3,944)	(6,045)
Loss from operations before income taxes	(20,241)	(21,525)
Provision for income taxes	45	1,220
Net loss	$(20,286)	$(22,745)

Earnings per share:
Basic	$(0.44)	$(0.51)
Diluted	$(0.44)	$(0.51)

Weighted-average shares used in computing earnings per share:
Basic	46,026,095	44,451,392
Diluted	46,026,095	44,451,392

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended March 31,
	2020	2019
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$1,911	$805
Research and development	13,079	10,732
Sales and marketing	5,201	4,148
General and administrative	3,838	3,073

	$24,029	$18,758

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$97,919	$282,723
Restricted cash	2,100	-
Investments in marketable securities	138,136	140,131
Accounts receivable, net	62,878	60,295
Inventories	78,762	55,013
Prepaid expenses and other current assets	19,246	17,463
Total current assets	399,041	555,625

Property and equipment, net	90,644	79,563
Goodwill	170,513	104,502
Intangible assets, net	292,196	168,290
Right of use assets, net	34,285	33,576
Other assets, net	28,887	34,450
Total assets	$1,015,566	$976,006

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,788	$18,771
Accrued expenses and other current liabilities	73,649	51,820
Deferred revenue	6,106	3,719
Convertible debt	220,774	217,467
Total current liabilities	327,317	291,777
Convertible debt	262,795	258,711
Other liabilities	73,388	78,917
Total liabilities	663,500	629,405

Stockholders’ equity:
Common stock	46	46
Additional paid-in capital	614,508	587,862
Accumulated deficit	(263,093)	(242,807)
Accumulated other comprehensive income	605	1,500
Total stockholders’ equity	352,066	346,601
Total liabilities and stockholders’ equity	$1,015,566	$976,006

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, non-cash interest expense related to convertible debt, unrealized gain or loss on equity investments, lease expense on building not occupied and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020		2019
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$73,697		$47,631
Adjustments to GAAP gross margin:
Stock-based compensation	1,911	(a)	805	(a)
Amortization of inventory step-up	2,276	(b)	-
Amortization of intangibles	11,383	(c)	9,724	(c)
Depreciation on step-up values of fixed assets	$216	(d)	(12)	(d)
Non-GAAP gross margin	89,483		$58,148

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$62,693		$44,399
Adjustments to GAAP research and development:
Stock-based compensation	(13,079)	(a)	(10,732)	(a)
Depreciation on step-up values of fixed assets	(22)	(d)	(87)	(d)
Acquisition related expenses	(6,392)	(e)	-
Non-GAAP research and development	$43,200		$33,580

GAAP sales and marketing	$14,909		$11,879
Adjustments to GAAP sales and marketing:
Stock-based compensation	(5,201)	(a)	(4,148)	(a)
Amortization of intangibles	(2,432)	(c)	(2,431)	(c)
Depreciation on step-up values of fixed assets	(1)	(d)	(3)	(d)
Acquisition related expenses	(661)	(e)	-
Non-GAAP sales and marketing	$6,614		$5,297

GAAP general and administrative	$12,392		$6,833
Adjustments to GAAP general and administrative:
Stock-based compensation	(3,838)	(a)	(3,073)	(a)
Amortization of intangibles	(70)	(c)	(116)	(c)
Depreciation on step-up values of fixed assets	(130)	(d)	(5)	(d)
Acquisition related expenses	(2,317)	(e)	-
Expense on lease that was not yet occupied	(555)	(f)	-
Non-GAAP general and administrative	$5,482		$3,639
Non-GAAP total operating expenses	$55,296		$42,516
Non-GAAP income from operations	$34,187		$15,632

GAAP net loss to Non-GAAP net income
GAAP net loss	$(20,286)		$(22,745)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense	24,029	(a)	18,758	(a)
Amortization of inventory step-up	2,276	(b)	-
Amortization of intangibles related to purchase price	13,885	(c)	12,271	(c)
Depreciation on step-up values of fixed assets	369	(d)	83	(d)
Acquisition related expenses	9,370	(e)	-
Expense on lease that was not yet occupied	555	(f)	-
Accretion and amortization expense on convertible debt	7,391	(g)	6,799	(g)
Net realized and unrealized gain on equity investment	(4,067)	(h)	(272)	(h)
Loss on retirement of certain property and equipment from ClariPhy acquisition	40	(i)	-
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(2,078)	(j)	516	(j)
Non-GAAP net income	$31,484		$15,410

Shares used in computing non-GAAP basic earnings per share	46,026,095		44,451,392

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	52,533,653		46,137,189
Offsetting shares from call option	1,972,652		-
Shares used in computing non-GAAP diluted earnings per share	50,561,001		46,137,189

Non-GAAP earnings per share:
Basic	$0.68		$0.35
Diluted	$0.62		$0.33

GAAP gross margin as a % of revenue	52.9%		57.9%
Stock-based compensation	1.4%		1.0%
Amortization of inventory fair value step-up and intangibles	9.9%		11.8%
Non-GAAP gross margin as a % of revenue	64.2%		70.7%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the fair value amortization of intangibles related to acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the legal, transition costs and other expenses related to acquisitions. The transition costs also include short-term cash retention bonus payments to eSilicon employees that were part of the merger agreement when the Company acquired eSilicon. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects the expense on building lease not yet occupied. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(g)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the unrealized and realized gain or loss on equity investments. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the loss on disposal of certain property and equipment from the acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -SECOND QUARTER 2020 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending June 30, 2020
	High	Low
Estimated GAAP net loss	$(14,950)	$(21,450)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	26,000	28,000
Amortization of intangibles	14,700	14,700
Amortization of step up values of acquired inventories	2,300	2,300
Amortization of step up values of acquired property and equipment	400	400
Acquisition related expenses	2,200	3,200
Amortization of convertible debt interest cost	7,400	7,400
Noncash expense on lease not yet occupied	550	550
Tax effect of GAAP to non-GAAP adjustments	(2,250)	(1,950)
Estimated non-GAAP net income	$36,350	$33,150

Shares used in computing estimated non-GAAP diluted earnings per share	53,133,000	53,133,000

Estimated non-GAAP diluted earnings per share	$0.68	$0.62

Revenue	$152,000	$147,800

GAAP gross profit	$81,970	$76,300
as a % of revenue	53.9%	51.6%
Adjusting items to estimated GAAP gross profit:
Stock-based compensation	2,500	2,500
Amortization of step up values of acquired inventories	2,300	2,300
Fixed assets depreciation step up	250	250
Amortization of intangibles	12,500	12,500
Estimated non-GAAP gross profit	$99,520	$93,850
as a % of revenue	65.5%	63.5%

Corporate Contact: Kim Markle 408-217-7329 kmarkle@inphi.com Investor Contact: Vernon P. Essi, Jr. 408-606-6524 vessi@inphi.com